Exhibit 16.1

[LETTERHEAD OF GRANT THORNTON LLP]

September 25, 2013

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Osiris Therapeutics, Inc.

File No.  001-32966

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Osiris Therapeutics, Inc. dated September 25, 2013, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP